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                                     EXHIBIT 99.1

                   SUPPLEMENTAL AGREEMENT OF SCHEID VINEYARDS INC.

     Scheid Vineyards Inc. ("SVI") hereby agrees to furnish supplementally to the Securities and Exchange Commission a copy of any of the exhibits to Exhibit 10.27a to SVI's Registration Statement on Form SB-2, Registration No. 333-51055, which have been omitted therefrom. Such Exhibit 10.27a includes a list setting forth a description of such omitted exhibits.